Exhibit 5.1

September 8, 2025

FG Nexus Inc.

6408 Bannington Road

Charlotte, North Carolina 28226

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to FG Nexus Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Registrant on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act of: (i) an indeterminate number of shares of common stock, par value $0.001 per share of the Company (the “Common Stock”); (ii) an indeterminate number of shares of preferred stock, par value $0.001 per share of the Company (the “Preferred Stock”); (iii) an unlimited amount of senior and subordinated debt securities, in one or more series, consisting of notes or other evidences of indebtedness of the Company (the “Debt Securities”); (iv) an indeterminate number depositary shares that represent interests in shares of the Common Stock or the Preferred Stock (“Depositary Shares”) evidenced by depositary receipts therefor (“Depositary Receipts”); (v) an indeterminate number warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities and/or Units (as hereinafter defined) (the “Warrants”); and/or (vi) an indeterminate number of units of the Company comprised of two or more of the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, or Warrants (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants and Units are collectively referred to herein as the “Securities.”

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement. The Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Prospectus”).

As described in the Prospectus: (i) the Debt Securities are to be issued in one or more series pursuant to one or more indentures (each, a “Base Indenture”) to be entered into between the Company and one or more trustees party thereto (each, a “Trustee”), substantially in the in the form of Exhibit 4.4 to the Registration Statement; (ii) the Depositary Shares are to be issued in one or more series pursuant to one or more depositary agreements (each, a “Depositary Agreement”) to be entered into between the Company and the depositary party thereto (each, a “Depositary”); (iii) the Warrants are to be issued in one or more series pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (each, a “Warrant Agent”); and (iv) the Units are to be issued pursuant to one or more Unit Purchase Agreements (the “Unit Purchase Agreement”).

As the basis for the opinions hereinafter expressed, we have examined such statutes, including Chapter 78 of the Nevada Revised Statutes (the “Nevada Act”), records and documents of the Company, certificates of officers of the Company and public officials, and other instruments and documents as we deemed relevant or necessary for the purposes of the opinions set forth below, including, but not limited to, the Registration Statement, the Prospectus, the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on October 17, 2022, as amended by that certain Certificate of Amendment filed with the Secretary of State of the State of Nevada on February 29, 2024, that certain Certificate of Change filed with the Secretary of State of the State of Nevada on October 29, 2024, and the Certificate of Amendment to the Company Articles filed with the Secretary of State of the State of Nevada and effective on September 5, 2025 (as amended, the “Company Articles”).

Location	Contact
9555 Hillwood Drive, 2nd Floor	p: 702.669.4600 | f: 702.669.4650
Las Vegas, NV 89134	www.hollandhart.com

FG Nexus Inc. September 8, 2025 Page 2

In making our examination, we have assumed: (i) that all signatures on documents examined by us are genuine; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the original documents of all documents submitted to us as certified, conformed or electronic or photostatic copies; (iv) that each individual signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (v) that each individual signing any document on such individual’s behalf or on behalf of any entity had the legal capacity to do so; (vi) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed; (vii) that the Registration Statement, Company Articles or other organizational documents of the Company, each as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinions rendered herein; (viii) the accuracy, completeness and authenticity of certificates of public officials; and (ix) that any securities issuable upon conversion, exchange, redemption or exercise of any of the Securities being offered will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise.

We have also assumed that any execution, delivery, and performance of a Definitive Purchase Agreement (as hereinafter defined) will not: (i) violate, conflict with, result in a breach of, or require any consent under, the Company Articles or other organizational documents of the Company or applicable laws with respect to the Company; (ii) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination, or award of any court or governmental body having jurisdiction over the Company or any of its assets; or (iii) constitute a breach or violation of any agreement or instrument that is binding upon the Company. We have assumed that each party to a Definitive Purchase Agreement has the legal capacity, power and authority to enter into, deliver and perform its obligations under a Definitive Purchase Agreement and that each Definitive Purchase Agreement will constitute the valid and legally binding obligation of all parties thereto, enforceable against them in accordance with the terms of each Definitive Purchase Agreement. We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinions expressed below. We have relied upon a certificate and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

In connection with the opinions hereinafter expressed, we have also assumed that:

(i) at the time that any Securities are offered pursuant to the Registration Statement, the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with applicable law, and no stop order suspending its effectiveness will have been issued and remain in effect;

(ii) a Prospectus Supplement describing any securities offered thereby will comply with applicable law and will have been prepared and filed with the Commission at or before the time such Securities are offered;

(iii) the Securities will be offered, issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement and any appropriate Prospectus Supplement;

(iv) upon issuance of any Common Stock in certificated form, the certificates for the Common Stock will conform to the specimens thereof and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock, or, if uncertificated, valid book-entry notations will have been made in the stock register of the Company in accordance with the provisions of the organizational documents of the Company;

(v) upon issuance of any Preferred Stock in certificated form, the certificates for the Preferred Stock will conform to the specimens thereof and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Preferred Stock, or, if uncertificated, valid book-entry notations will have been made in the stock register of the Company in accordance with the provisions of the organizational documents of the Company;

(vi) a definitive underwriting, purchase, or other similar agreement (a “Definitive Purchase Agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

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FG Nexus Inc. September 8, 2025 Page 3

(vii) at the time of execution, authentication, issuance, and delivery of any Debt Securities, the Base Indenture, and any supplemental indenture thereto, will be the valid and legally binding obligation of the Trustee and will be duly qualified under the Trust Indenture Act of 1939; and

(viii) at the time of the execution, authentication, issuance, and delivery of any Debt Securities, the Base Indenture and any supplemental indenture thereto will comply with law.

Based on the foregoing and on such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that:

1. With respect to the Common Stock, when (a) the Board of Directors of the Company (the “Board”) or a duly constituted and acting pricing committee of the Board (the “Pricing Committee”), has taken all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof, and related matters, (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued), and (c) the Common Stock has been issued and delivered on behalf of the Company against payment therefor in accordance with the Registration Statement, the Prospectus, any related Prospectus Supplement, any related Definitive Purchase Agreement, and such corporate action, such Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to each series of Preferred Stock, when (a) the Board or the Pricing Committee has taken all necessary corporate action to authorize and approve the issuance of the Preferred Stock and the terms of the offering thereof, and related matters, (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued), and (c) the Preferred Stock has been issued and delivered on behalf of the Company against payment therefor in accordance with the Registration Statement, the Prospectus, any related Prospectus Supplement, any related Definitive Purchase Agreement, and such corporate action, such Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to each series of Debt Securities, when any supplemental indenture (together with any Base Indenture, as amended, the “Indenture”) has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms and conditions of the Indenture and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Indenture and any Definitive Purchase Agreement, and in the manner contemplated by the Registration Statement, the Prospectus, any related Prospectus Supplement, and such corporate action, such Debt Securities will be duly authorized.

4. With respect to each series of Depositary Shares, when (a) the Board or the Pricing Committee has taken all necessary corporate action to authorize and approve the issuance of the Depositary Shares and the underlying shares of Common Stock or Preferred Stock, as applicable, and the terms of the offering thereof, and related matters, (b) the applicable Depositary Agreement relating to such series of Depositary Shares shall have been duly executed and delivered by the Company and the applicable Depositary, (c) the shares of Common Stock or Preferred Stock, as applicable, underlying such series of Depositary Shares shall have been validly issued, fully paid and non-assessable and shall have been duly deposited with such Depositary under such Depositary Agreement, and (d) the applicable Depositary Receipts relating to such series of Depositary Shares shall have been (i) duly executed by such Depositary as provided in the such Depositary Agreement and the applicable corporate action, and (ii) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, any related Prospectus Supplement, the applicable Depositary Agreement, and any related Definitive Purchase Agreement, such Depositary Shares will be validly issued, and the related Depositary Receipts will be duly authorized.

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FG Nexus Inc. September 8, 2025 Page 4

5. With respect to each series of Warrants, when (a) the Board or the Pricing Committee has taken all necessary corporate action to authorize and approve the issuance of the Warrants and the applicable Securities that are issuable upon exercise thereof and the terms of the offering thereof, and related matters, (b) the applicable Warrant Agreement relating to such series of Warrants shall have been duly executed and delivered by the Company and the applicable Warrant Agent, and (c) such Warrants shall have been (i) duly executed by the Company and authenticated by the Warrant Agent as provided in the applicable Warrant Agreement and the applicable corporate action, and (ii) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, any related Prospectus Supplement, the applicable Warrant Agreement, and any related Definitive Purchase Agreement, such series of Warrants will be duly authorized.

6. With respect to the Units, when (a) the Board or the Pricing Committee has taken all necessary corporate action to authorize and approve the issuance of the Units and the underlying Securities and the terms of the offering thereof, and related matters, (b) the Unit Purchase Agreement relating to such Units shall have been duly executed and delivered by the Company and the applicable holder thereof, as applicable, and (c) such Units shall have been (i) duly executed by the Company and the holder thereof as provided in the Unit Purchase Agreement and the applicable corporate action, and (ii) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, any related Prospectus Supplement, the applicable Unit Purchase Agreement, and any related Definitive Purchase Agreement, such Units will be duly authorized and, insofar as such Units include Common Stock, Preferred Stock or Depositary Shares, will be fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

(A) Our opinions set forth above are subject to the effects of: (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers; and (ii) general equitable principles, including the concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies (whether considered in a proceeding in equity or at law).

(B) The opinions expressed herein are limited in all respects to matters governed by the laws of the State of Nevada, and we express no opinion as to the laws of any other jurisdiction.

(C) We express no opinions concerning the validity or enforceability of any provisions contained in the Securities, the Indenture or any other document governing the Securities that purport to: (i) waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) allow indemnification to the extent that such provisions purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws; (iii) waive the right to a jury trial; (iv) waive any stay, extension or usury laws or any unknown future rights; (v) provide for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (vi) provide for, upon acceleration of any indebtedness (including, if applicable, any series of Debt Securities), the collection of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (vii) create, attach, perfect, or give priority to any lien or security interest; (viii) grant setoff rights; or (ix) make a guarantor primarily liable rather than as a surety.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement: (i) you will advise us in writing of the terms thereof; and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

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FG Nexus Inc. September 8, 2025 Page 5

Loeb & Loeb LLP is authorized to rely upon this opinion letter as to the valid issuance of the Common Stock and the Preferred Stock and the due authorization of the Debt Securities, Depositary Shares, Warrants and Units in connection with the Registration Statement as if such opinion letter were addressed and delivered to it on the date hereof.

Sincerely,

/s/ Holland & Hart LLP

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